Exhibit 99.1

NEWS RELEASE

Contact:
Robert L. Johnson, Chairman & CEO	Dresner Corporate Services
Curt Kollar, CFO	Steve Carr
706-645-1391	312-780-7211
bjohnson@charterbank.net or	scarr@dresnerco.com
ckollar@charterbank.net

CHARTER FINANCIAL ANNOUNCES THIRD QUARTER
FISCAL 2017 EARNINGS OF $3.5 MILLION;
INCREASED QUARTERLY DIVIDEND

•	Basic and diluted EPS of $0.24 and $0.23, respectively

•	11.0% increase in quarterly bankcard fees year over year

•	$24.9 million growth in loans in quarter

•	Continued strong asset quality

•	Signed merger agreement with Resurgens Bancorp expected to close in Q4

•	Fourth consecutive quarterly dividend increase

West Point, Georgia, July 25, 2017 — Charter Financial Corporation (the “Company”) (NASDAQ: CHFN) today reported net income of $3.5 million for the quarter ended June 30, 2017, or $0.24 and $0.23 per basic and diluted share, respectively, compared with net income of $1.3 million, or $0.09 per basic and diluted share for the quarter ended June 30, 2016.
Net income for the current-year quarter increased $2.2 million over the prior-year quarter. A driving factor was an increase of $305,000, or 9.8%, in deposit and bankcard fees during the current-year quarter. The 2016 third quarter included $3.5 million in merger costs from the acquisition of CBS Financial Corporation ("CBS").
Net income for the nine months ended June 30, 2017 was $11.9 million, or $0.83 and $0.78 per basic and diluted share, respectively, compared with net income of $8.1 million, or $0.56 and $0.53 per basic and diluted share, respectively, for the nine months ended June 30, 2016.
The Company's board of directors has declared an increased quarterly cash dividend of $0.07 per share, the fourth consecutive increase after a $0.05 per share dividend was announced in the previous 14 quarters. The dividend is payable on August 24, 2017, to stockholders of record as of August 10, 2017.
On June 1, 2017, the Company announced its merger agreement with Resurgens Bancorp ("Resurgens"), in which it intends to acquire Resurgens and its wholly-owned subsidiary, Resurgens Bank. The transaction is expected to close late in the fourth quarter of fiscal 2017. The transaction is projected to bring in $167.0 million of total assets, $135.0 million of gross loans and $138.0 million of total deposits to the Company's books upon closing.
"The Resurgens acquisition is another progression in our long term shareholder value plan," said Chairman and CEO Robert L.

Exhibit 99.1

Johnson. "It is remarkable to reflect that we entered the new century as a sleepy, small town mutual and now we are fully stockholder owned, have broadened our base into thriving markets, leveraged most of the excess capital generated in our stock conversion and are now trading on earnings rather than book value."
Quarterly Operating Results
Quarterly earnings for the third quarter of fiscal 2017 compared with the third quarter of fiscal 2016 were positively impacted by:

•	An increase in deposit and bankcard fee income of $305,000, or 9.8%.

•	A decrease in total noninterest expense of $4.0 million, or 26.3%, largely due to $3.5 million of merger costs associated with the CBS acquisition in the prior-year quarter.

•
Interest on interest-bearing deposits in other financial institutions and taxable investment securities increased $190,000 and $114,000, respectively. Interest-bearing deposits saw a 57 basis point increase in yield, while the Company's yield on taxable investment securities increased six basis points.

•	A decrease in interest expense on FHLB borrowings of $142,000, or 30.3%, due to the Company renegotiating both of its existing advances in May 2016 and March 2017.
Quarterly earnings for the third quarter of fiscal 2017 compared with the third quarter of fiscal 2016 were negatively impacted by:

•
A decrease in loans receivable income of $287,000, or 2.3%, to $12.3 million for the 2017 third quarter as compared to $12.6 million for the same period in 2016, driven entirely by a decline of $1.1 million, or 86.5%, in accretion of acquired loan discounts. Loans receivable income excluding accretion increased $818,000, or 7.2%, to $12.1 million during the quarter.

•	An increase in interest expense on deposits of $205,000, or 21.0%, due to higher balances as well as an increase of four basis points in the Company's cost of deposits.

•
An increase in income tax expense of $1.5 million to $2.0 million for the current-year quarter, compared to $527,000 in the prior-year period attributable to increased net income as well as a higher effective tax rate.

"Our strong earnings continue to show the value of our expansion into the North Atlanta market," Mr. Johnson continued. "We had our best-ever quarter of deposit and bankcard fees, and grew our loan portfolio as well as our loans receivable income excluding purchase discount accretion. We believe we will be able to continue this growth as we expand into the DeKalb County market with the Resurgens merger."
Financial Condition
Total assets increased $41.7 million to $1.5 billion at June 30, 2017, from $1.4 billion at September 30, 2016, largely attributable to a $28.3 million increase in cash and cash equivalents. The increase in cash was largely the result of increased deposits and sales and paydowns of investment securities, offset in part by growth in loans. Net loans grew $38.1 million, or 3.8%, to $1.0 billion at June 30, 2017, from $994.1 million at September 30, 2016. Loans increased $24.9 million during the current quarter.
Total deposits increased $32.4 million to $1.2 billion during the nine months ended June 30, 2017. Transaction and certificate of deposit accounts increased $32.8 million and $4.1 million, respectively, while money market accounts decreased $6.1 million from September 30, 2016.
From September 30, 2016 to June 30, 2017, total stockholders' equity increased $8.9 million to $212.1 million from $203.1 million due primarily to $11.9 million of net income, partially offset by a $2.5 million decrease in accumulated other comprehensive income on the Company's portfolio of investment securities available for sale. The decrease in accumulated other comprehensive income was driven by market interest rate changes since the November presidential election. Book value per share increased to $14.03 while tangible book value per share increased from $11.36 to $11.92, both due to the Company's retention of earnings.
Net Interest Income and Net Interest Margin
Net interest income decreased $95,000 to $12.0 million for the third quarter of fiscal 2017, compared with $12.1 million for the prior-year period. Total interest income declined $7,000. The decrease was primarily attributable to a $287,000 decline in loans receivable income, which was the result of a $1.1 million decrease in accretion of acquired loan discounts. Loans receivable income, excluding accretion of acquired loan discounts, increased $818,000 to $12.1 million during the current quarter from $11.3 million during the prior-year quarter. The Company also experienced increases of $190,000 in interest on interest bearing deposits in other financial institutions and $114,000 in interest on taxable investment securities during the current-year quarter. Total interest expense increased $88,000 to $1.6 million for the current quarter, largely due to increased balances of higher-costing deposits from CBS. These increases were offset in part by a $142,000 decline in interest expense on FHLB borrowings due to a restructuring of one of the Company's $25.0 million advances in March of 2017 from an interest rate of 4.30% to 3.43%, as well as the replacement of the Company's other $25.0 million advance with a new, substantially lower-costing advance in May of 2016.

Exhibit 99.1

The Company's net interest margin, excluding the effects of purchase accounting, increased to 3.55% for the quarter ended June 30, 2017, from 3.53% for the quarter ended June 30, 2016. Net interest margin was 3.60% for the third quarter of fiscal 2017, compared to 3.97% for the third quarter of fiscal 2016. The decrease was largely due to the aforementioned significant decline in accretion income. Net interest margin was also impacted negatively by the Company's higher balances in lower-yielding Federal Reserve deposits and slightly higher interest expense on its own deposits.
"We are seeing steady growth in our net interest income and net interest margin excluding the effects of purchase accounting," Mr. Johnson continued. "Accretion of purchase discounts was high in the three quarters following the April 2016 closing of the Community Bank of the South deal from high volumes of loan renewals, construction loan maturities and some payoffs. The substantial decline of accretion income this quarter was nearly offset by net interest income growth in our loan portfolio."
Net interest income for the nine months ended June 30, 2017, increased $5.9 million, or 19.7%, to $35.8 million, compared to $30.0 million for the prior-year period. Interest income increased $6.8 million to $40.8 million due to increased loan balances as a result of the CBS acquisition early in the third quarter of fiscal 2016, as well as a $447,000 increase in interest bearing deposits in other financial institutions, primarily the result of increased cash balances and the Federal Reserve's increases of interest rates. Loan interest income, excluding accretion of acquired loan discounts, increased $7.9 million, while net purchase discount accretion decreased $2.0 million.
The Company currently expects to realize remaining loan discount accretion of $64,000 next quarter related to its 2011 acquisition of the First National Bank of Florida under purchase accounting rules. The Company has $1.8 million of remaining loan discount accretion related to the CBS acquisition, which will be accreted over the life of the loans acquired.
Provision for Loan Losses
The Company recorded provisions for loan losses of $0 and $(900,000) in the three and nine month periods ended June 30, 2017, respectively, due to the continued positive credit quality trends of its loan portfolio and net recoveries of previously charged-off loans. A provision of $(100,000) was recorded in the three and nine month periods ended June 30, 2016, respectively.
Noninterest Income and Expense
Noninterest income decreased $63,000 to $4.6 million in the fiscal 2017 third quarter from $4.7 million during the fiscal 2016 third quarter. The decrease was primarily due to a $259,000 gain on the settlement of life insurance during the prior-year quarter, which was recognized in other noninterest income, as well as a $59,000 decrease in gain on sale of loans due to reduced activity. The current-year quarter included increases in core components of $305,000 in bankcard fee and other deposit fee income and $22,000 in brokerage commissions. Bankcard fees increased $143,000, or 11.0%, compared to the prior-year period, due mainly to the Company's marketing efforts for signature debit card transactions.
Noninterest expense for the quarter ended June 30, 2017, decreased $4.0 million to $11.1 million, compared with $15.1 million for the prior-year quarter, due largely to $3.5 million of merger costs from the CBS acquisition in the prior-year quarter, which were largely concentrated in severance costs, occupancy, data processing and legal and professional fees. Other noninterest expense also fell $501,000 due largely to a $325,000 write-down on assets available for sale during the prior-year period. Net cost of operations of real estate owned increased $94,000.
Noninterest income for the nine months ended June 30, 2017, decreased $1.9 million to $14.2 million, compared with $16.0 million for the prior-year period. In the fiscal 2017 period, the Company recorded $250,000 of recoveries on loans formerly covered by FDIC loss sharing agreements, compared to $3.6 million of such recoveries in the prior-year period. The decrease in recoveries was partially offset by increased service charge and bankcard fees of $835,000, gains on the sale of loans of $507,000, gains on investment securities available for sale of $199,000 and brokerage commissions of $124,000 during the current-year period.
Noninterest expense for the nine months ended June 30, 2017 decreased $1.9 million to $32.1 million compared with $34.0 million for the prior-year period due to $4.0 million of acquisition-related expenses during the nine months ended June 30, 2016, as well as a $302,000 increase in the benefit of operations of real estate owned due to large gains on sales early in the Company's current fiscal year. These were partly offset by increases in ongoing operational costs in salaries, occupancy and data processing as a result of the CBS acquisition, as well as a $163,000 increase in core deposit intangible expense, also related to the CBS acquisition.
Asset Quality
Nonperforming assets at June 30, 2017 were at 0.26% of total assets, down from 0.45% at September 30, 2016, due to payoffs of two long-standing, high-balance, non-performing loans and continued positive asset quality trends. The allowance for loan losses was at 1.04% of total loans and 586.83% of nonperforming loans at June 30, 2017, compared to 1.03% and 277.66%, respectively, at September 30, 2016. Not included in the allowance is $1.8 million in yield and credit discounts on the CBS-acquired loans. At June 30, 2017, the allowance for loan losses was 1.22% of legacy loans, compared to 1.35% at September 30, 2016. The Company

Exhibit 99.1

recorded net loan recoveries of $296,000 and $1.3 million in its allowance for loan losses for the three and nine months ended June 30, 2017, respectively, compared with net loan recoveries of $367,000 and $729,000 for the same periods in the prior year.
"Our historically conservative lending practices gave us the flexibility to work through problem assets, both legacy and acquired, during the recent economic downturn," Mr. Johnson said. "As we've come out of it and seen economic improvement, our loan portfolio quality, measured by our credit metrics, has improved commensurately, demonstrating superior asset quality."
Capital Management
From the first quarter of fiscal 2014 through the first quarter of fiscal 2017, the Company has repurchased 8.1 million shares, or 35.6%, of its common stock, for $91.9 million. No shares were repurchased during the second or third quarter.
Mr. Johnson concluded, “Our strong capital position has again allowed us to seek out accretive growth opportunities and improve our markets, this time with the planned acquisition of Resurgens. We are very pleased to partner with their team to continue our expansion into the Metro Atlanta market. We are building long-term shareholder value through earnings growth arising out of entry and growth in thriving markets on our I-85 driven geography and continued leverage of our capital and operating infrastructure."
About Charter Financial Corporation
Charter Financial Corporation is a savings and loan holding company and the parent company of CharterBank, a full-service community bank and a federal savings institution. CharterBank is headquartered in West Point, Georgia, and operates branches in Metro Atlanta, the I-85 corridor south to Auburn, Alabama, and the Florida Gulf Coast. CharterBank's deposits are insured by the Federal Deposit Insurance Corporation. Investors may obtain additional information about Charter Financial Corporation and CharterBank on the internet at www.charterbk.com under About Us.
Forward-Looking Statements
This release may contain “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified by use of such words as “believe,” “expect,” “anticipate,” “should,” “well-positioned,” “planned,” “intend,” “strive,” “probably,” “focused on,” “estimated,” “working on,” “continue to,” “seek,” "leverage," "building," and “potential.” Examples of forward-looking statements include, but are not limited to, statements regarding future growth, profitability, expense reduction, improvements in income and margins, increasing stockholder value, and estimates with respect to our financial condition and results of operation and business that are subject to various factors that could cause actual results to differ materially from these estimates. These factors include but are not limited to the Company's inability to implement its business strategy; general and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating an increase in borrowing to fund loans and investments; the changing exposure to credit risk; the inability to identify suitable future acquisition targets; the potential inability to effectively manage the new businesses and lending teams that transitioned from Community Bank of the South; the potential inability to consummate the acquisition of Resurgens; the inability to properly leverage the expansion into the North Atlanta market; changes in legislation or regulation; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products, and services; the effect of cyberterrorism and system failures; the uncertainty in global markets resulting from the new administration; and the effects of geopolitical instability and risks such as terrorist attacks, the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes, and the effect of any damage to our reputation resulting from developments relating to any of the factors listed herein. Any or all forward-looking statements in this release and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or known or unknown risks and uncertainties. Consequently, no forward-looking statements can be guaranteed. Except as required by law, the Company disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission. The Company refers you to the section entitled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2016. Copies of each filing may be obtained from the Company or the Securities and Exchange Commission.
The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless

Exhibit 99.1

otherwise required by law.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Financial Condition (unaudited)

	June 30, 2017	September 30, 2016 (1)
Assets
Cash and amounts due from depository institutions	$25,227,855	$14,472,867
Interest-earning deposits in other financial institutions	94,916,159	77,376,632
Cash and cash equivalents	120,144,014	91,849,499
Loans held for sale, fair value of $2,064,880 and $2,991,756	2,029,228	2,941,982
Certificates of deposit held at other financial institutions	7,767,710	14,496,410
Investment securities available for sale	187,654,517	206,336,287
Federal Home Loan Bank stock	3,484,600	3,361,800
Restricted securities, at cost	279,000	279,000
Loans receivable	1,044,141,434	1,005,702,737
Unamortized loan origination fees, net	(1,233,347)	(1,278,830)
Allowance for loan losses	(10,800,257)	(10,371,416)
Loans receivable, net	1,032,107,830	994,052,491
Other real estate owned	1,937,613	2,706,461
Accrued interest and dividends receivable	3,574,445	3,442,051
Premises and equipment, net	28,363,881	28,078,591
Goodwill	29,793,756	29,793,756
Other intangible assets, net of amortization	2,218,706	2,639,608
Cash surrender value of life insurance	50,153,948	49,268,973
Deferred income taxes	5,651,703	4,366,522
Other assets	4,960,815	4,775,805
Total assets	$1,480,121,766	$1,438,389,236
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,194,253,739	$1,161,843,586
Long-term borrowings	50,000,000	50,000,000
Floating rate junior subordinated debt	6,690,372	6,587,549
Advance payments by borrowers for taxes and insurance	2,392,561	2,298,513
Other liabilities	14,704,845	14,510,052
Total liabilities	1,268,041,517	1,235,239,700
Stockholders’ equity:
Common stock, $0.01 par value; 15,112,432 shares issued and outstanding at June 30, 2017 and 15,031,076 shares issued and outstanding at September 30, 2016	151,124	150,311
Preferred stock, $0.01 par value; 50,000,000 shares authorized at June 30, 2017 and September 30, 2016	—	—
Additional paid-in capital	85,339,406	83,651,623
Unearned compensation – ESOP	(4,673,761)	(5,106,169)
Retained earnings	132,654,363	123,349,890
Accumulated other comprehensive (loss) income	(1,390,883)	1,103,881
Total stockholders’ equity	212,080,249	203,149,536
Total liabilities and stockholders’ equity	$1,480,121,766	$1,438,389,236
__________________________________

(1)	Financial information at September 30, 2016 has been derived from audited financial statements.

Exhibit 99.1

Charter Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
Interest income:
Loans receivable	$12,276,095	$12,563,466	$36,749,414	$30,868,429
Taxable investment securities	1,036,572	922,435	3,236,212	2,803,482
Nontaxable investment securities	4,571	6,702	13,714	6,702
Federal Home Loan Bank stock	39,913	38,416	119,432	113,493
Interest-earning deposits in other financial institutions	235,928	46,374	560,055	112,812
Certificates of deposit held at other financial institutions	30,953	54,452	112,357	54,452
Restricted securities	2,855	2,503	8,107	2,503
Total interest income	13,626,887	13,634,348	40,799,291	33,961,873
Interest expense:
Deposits	1,182,649	977,520	3,506,425	2,335,171
Borrowings	327,790	470,219	1,077,644	1,568,470
Floating rate junior subordinated debt	129,051	103,771	373,473	103,771
Total interest expense	1,639,490	1,551,510	4,957,542	4,007,412
Net interest income	11,987,397	12,082,838	35,841,749	29,954,461
Provision for loan losses	—	(100,000)	(900,000)	(100,000)
Net interest income after provision for loan losses	11,987,397	12,182,838	36,741,749	30,054,461
Noninterest income:
Service charges on deposit accounts	1,972,205	1,810,166	5,560,729	5,182,869
Bankcard fees	1,443,151	1,299,988	4,092,195	3,634,995
Gain on investment securities available for sale	—	12,920	247,780	48,885
Bank owned life insurance	305,709	327,304	884,976	892,828
Gain on sale of loans	542,762	602,178	1,816,848	1,309,784
Brokerage commissions	185,674	163,912	576,237	452,057
Recoveries on acquired loans previously covered under FDIC loss share agreements	—	—	250,000	3,625,000
Other	189,996	486,462	739,733	899,955
Total noninterest income	4,639,497	4,702,930	14,168,498	16,046,373
Noninterest expenses:
Salaries and employee benefits	6,530,408	8,470,498	18,742,656	19,020,827
Occupancy	1,156,618	1,534,222	3,699,807	3,741,652
Data processing	1,091,208	1,654,015	3,004,137	3,523,867
Legal and professional	384,240	793,489	1,055,985	1,851,892
Marketing	383,890	500,377	1,152,357	1,169,040
Federal insurance premiums and other regulatory fees	198,350	185,333	561,106	619,213
Net cost (benefit) of operations of real estate owned	18,079	(75,897)	(327,365)	(25,732)
Furniture and equipment	202,259	301,137	604,696	630,859
Postage, office supplies and printing	224,073	236,704	717,775	592,086
Core deposit intangible amortization expense	117,806	172,706	420,902	257,845
Other	790,204	1,291,259	2,504,298	2,663,095
Total noninterest expenses	11,097,135	15,063,843	32,136,354	34,044,644
Income before income taxes	5,529,759	1,821,925	18,773,893	12,056,190
Income tax expense	2,015,909	526,690	6,897,581	4,003,588
Net income	$3,513,850	$1,295,235	$11,876,312	$8,052,602
Basic net income per share	$0.24	$0.09	$0.83	$0.56
Diluted net income per share	$0.23	$0.09	$0.78	$0.53
Weighted average number of common shares outstanding	14,353,082	14,184,675	14,293,859	14,433,345
Weighted average number of common and potential common shares outstanding	15,256,623	14,841,814	15,197,400	15,090,484

Exhibit 99.1

Charter Financial Corporation
Supplemental Financial Data (unaudited)
in thousands except per share data

	Quarter to Date					Year to Date
	6/30/2017	3/31/2017	12/31/2016	9/30/2016 (1)	6/30/2016	6/30/2017	6/30/2016

Consolidated balance sheet data:
Total assets	$1,480,122	$1,484,796	$1,461,667	$1,438,389	$1,427,851	$1,480,122	$1,427,851
Cash and cash equivalents	120,144	140,285	131,849	91,849	106,108	120,144	106,108
Loans receivable, net	1,032,108	1,007,552	990,635	994,052	993,786	1,032,108	993,786
Other real estate owned	1,938	1,957	2,161	2,706	3,181	1,938	3,181
Securities available for sale	187,655	191,483	196,279	206,336	169,737	187,655	169,737
Transaction accounts	510,810	513,294	481,841	478,028	472,123	510,810	472,123
Total deposits	1,194,254	1,201,731	1,186,347	1,161,844	1,155,245	1,194,254	1,155,245
Borrowings	56,690	56,656	56,622	56,588	56,553	56,690	56,553
Total stockholders’ equity	212,080	208,413	205,500	203,150	199,800	212,080	199,800

Consolidated earnings summary:
Interest income	$13,626	$13,307	$13,866	$13,822	$13,635	$40,799	$33,962
Interest expense	1,639	1,652	1,666	1,622	1,552	4,957	4,008
Net interest income	11,987	11,655	12,200	12,200	12,083	35,842	29,954
Provision for loan losses	—	(150)	(750)	(150)	(100)	(900)	(100)
Net interest income after provision for loan losses	11,987	11,805	12,950	12,350	12,183	36,742	30,054
Noninterest income	4,639	4,546	4,983	4,918	4,703	14,168	16,046
Noninterest expense	11,096	10,750	10,290	11,354	15,064	32,136	34,043
Income tax expense	2,016	2,284	2,597	2,103	527	6,898	4,004
Net income	$3,514	$3,317	$5,046	$3,811	$1,295	$11,876	$8,053

Per share data:
Earnings per share – basic	$0.24	$0.23	$0.36	$0.27	$0.09	$0.83	$0.56
Earnings per share – fully diluted	$0.23	$0.22	$0.33	$0.26	$0.09	$0.78	$0.53
Cash dividends per share	$0.065	$0.060	$0.055	$0.050	$0.050	$0.180	$0.150

Weighted average basic shares	14,353	14,322	14,207	14,186	14,185	14,294	14,433
Weighted average diluted shares	15,257	15,340	15,065	14,798	14,842	15,197	15,090
Total shares outstanding	15,112	15,061	15,031	15,031	15,031	15,112	15,031

Book value per share	$14.03	$13.84	$13.67	$13.52	$13.29	$14.03	$13.29
Tangible book value per share (2)	$11.92	$11.70	$11.52	$11.36	$11.11	$11.92	$11.11
__________________________________

(1)	Financial information at and for the year ended September 30, 2016 has been derived from audited financial statements.

(2)	Non-GAAP financial measure, calculated as total stockholders' equity less goodwill and other intangible assets divided by period-end shares outstanding.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)
dollars in thousands

	Quarter to Date					Year to Date
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016

Loans receivable:
1-4 family residential real estate	$222,904	$223,216	$223,609	$236,940	$234,346	$222,904	$234,346
Commercial real estate	624,926	608,206	595,207	595,157	586,082	624,926	586,082
Commercial	79,695	73,119	73,182	71,865	64,700	79,695	64,700
Real estate construction	75,941	77,332	79,136	80,500	104,389	75,941	104,389
Consumer and other	40,675	37,300	31,212	21,241	15,638	40,675	15,638
Total loans receivable	$1,044,141	$1,019,173	$1,002,346	$1,005,703	$1,005,155	$1,044,141	$1,005,155

Allowance for loan losses:
Balance at beginning of period	$10,505	$10,499	$10,371	$10,118	$9,850	$10,371	$9,489
Charge-offs	(73)	(103)	(50)	(1)	(7)	(226)	(227)
Recoveries	368	259	928	404	375	1,555	956
Provision	—	(150)	(750)	(150)	(100)	(900)	(100)
Balance at end of period	$10,800	$10,505	$10,499	$10,371	$10,118	$10,800	$10,118

Nonperforming assets: (1)
Nonaccrual loans	$1,549	$1,610	$1,527	$3,735	$3,371	$1,549	$3,371
Loans delinquent 90 days or greater and still accruing	291	—	238	—	—	291	—
Total nonperforming loans	1,840	1,610	1,765	3,735	3,371	1,840	3,371
Other real estate owned	1,938	1,957	2,161	2,706	3,181	1,938	3,181
Total nonperforming assets	$3,778	$3,567	$3,926	$6,441	$6,552	$3,778	$6,552

Troubled debt restructuring:
Troubled debt restructurings - accruing	$5,007	$5,073	$4,761	$4,585	$4,999	$5,007	$4,999
Troubled debt restructurings - nonaccrual	107	137	192	1,760	1,716	107	1,716
Total troubled debt restructurings	$5,114	$5,210	$4,953	$6,345	$6,715	$5,114	$6,715
__________________________________

(1)
Loans being accounted for under purchase accounting rules which have associated accretion income established at the time of acquisition remaining to recognize, that were greater than 90 days delinquent or otherwise considered nonperforming loans are excluded from this table.

Exhibit 99.1

Charter Financial Corporation
Supplemental Information (unaudited)

	Quarter to Date					Year to Date
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	6/30/2017	6/30/2016

Return on equity (annualized)	6.65%	6.40%	9.84%	7.55%	2.61%	7.62%	5.34%
Return on assets (annualized)	0.96%	0.91%	1.39%	1.07%	0.38%	1.08%	0.95%
Net interest margin (annualized)	3.60%	3.52%	3.71%	3.82%	3.97%	3.61%	3.91%
Net interest margin, excluding the effects of purchase accounting (1)	3.55%	3.41%	3.48%	3.47%	3.53%	3.48%	3.47%
Holding company tier 1 leverage ratio (2)	13.08%	12.92%	12.83%	12.68%	12.60%	13.08%	12.60%
Holding company total risk-based capital ratio (2)	17.98%	17.93%	17.38%	16.74%	15.93%	17.98%	15.93%
Bank tier 1 leverage ratio (2) (3)	12.06%	11.84%	11.70%	11.51%	11.32%	12.06%	11.32%
Bank total risk-based capital ratio (2)	16.67%	16.53%	15.91%	15.26%	14.99%	16.67%	14.99%
Effective tax rate	36.46%	40.78%	33.98%	35.56%	28.91%	36.74%	33.21%
Yield on loans	4.79%	4.74%	5.01%	5.07%	5.20%	4.84%	5.19%
Cost of deposits	0.47%	0.46%	0.46%	0.46%	0.43%	0.47%	0.42%

Asset quality ratios: (4)
Allowance for loan losses as a % of total loans (5)	1.04%	1.04%	1.05%	1.03%	1.00%	1.04%	1.00%
Allowance for loan losses as a % of nonperforming loans	586.83%	652.47%	594.81%	277.66%	300.10%	586.83%	300.10%
Nonperforming assets as a % of total loans and OREO	0.36%	0.35%	0.39%	0.64%	0.65%	0.36%	0.65%
Nonperforming assets as a % of total assets	0.26%	0.24%	0.27%	0.45%	0.46%	0.26%	0.46%
Net charge-offs (recoveries) as a % of average loans (annualized)	(0.12)%	(0.06)%	(0.35)%	(0.16)%	(0.15)%	(0.17)%	(0.12)%
__________________________________

(1)
Net interest income excluding accretion and amortization of acquired loans divided by average net interest earning assets excluding average loan accretable discounts, a non-GAAP measure, in the amount of $2.0 million, $2.2 million, $2.9 million, $3.8 million, and $4.7 million for the quarters ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively.

(2)	Current period bank and holding company capital ratios are estimated as of the date of this earnings release.

(3)	During the quarter ended June 30, 2016, a net downstream of capital was made between the holding company and the bank in the amount of $6.1 million as part of the Company's acquisition of CBS.

(4)
Ratios for the three months ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016 include all assets with the exception of FAS ASC 310-30 loans that are excluded from nonperforming loans due to the ongoing recognition of accretion income established at the time of acquisition.

(5)
Excluding former CBS loans totaling $154.0 million, $166.5 million, $191.9 million, $236.4 million and $264.7 million at June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively, which were recorded at acquisition date fair value, the allowance approximated 1.22%, 1.24%, 1.30%, 1.35% and 1.37% of all other loans at June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Quarter to Date
	6/30/2017			6/30/2016
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$102,944	$236	0.92%	$54,423	$47	0.35%
Certificates of deposit held at other financial institutions	9,021	31	1.37	19,404	54	1.12
FHLB common stock and other equity securities	3,485	40	4.58	3,442	38	4.46
Taxable investment securities	188,138	1,037	2.20	172,065	922	2.14
Nontaxable investment securities (1)	1,579	5	1.16	2,409	7	1.11
Restricted securities	279	3	4.09	236	3	4.24
Loans receivable (1)(2)(3)(4)	1,025,454	12,103	4.72	966,375	11,285	4.67
Accretion, net, of acquired loan discounts (5)		173	0.07		1,278	0.53
Total interest-earning assets	1,330,900	13,628	4.10	1,218,354	13,634	4.48
Total noninterest-earning assets	139,050			145,454
Total assets	$1,469,950			$1,363,808
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$254,983	$104	0.16%	$229,650	$72	0.12%
Bank rewarded checking	54,845	27	0.20	50,188	25	0.20
Savings accounts	65,036	6	0.04	61,364	9	0.06
Money market deposit accounts	240,561	178	0.30	228,316	178	0.31
Certificate of deposit accounts	381,863	868	0.91	349,773	694	0.79
Total interest-bearing deposits	997,288	1,183	0.47	919,291	978	0.43
Borrowed funds	50,000	328	2.62	53,101	470	3.54
Floating rate junior subordinated debt	6,668	129	7.74	5,516	104	7.53
Total interest-bearing liabilities	1,053,956	1,640	0.62	977,908	1,552	0.63
Noninterest-bearing deposits	187,354			171,913
Other noninterest-bearing liabilities	17,345			15,390
Total noninterest-bearing liabilities	204,699			187,303
Total liabilities	1,258,655			1,165,211
Total stockholders' equity	211,295			198,597
Total liabilities and stockholders' equity	$1,469,950			$1,363,808
Net interest income		$11,988			$12,082
Net interest earning assets (6)		$276,944			$240,446
Net interest rate spread (7)			3.48%			3.84%
Net interest margin (8)			3.60%			3.97%
Net interest margin, excluding the effects of purchase accounting (9)			3.55%			3.53%
Ratio of average interest-earning assets to average interest-bearing liabilities			126.28%			124.59%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion.

(5)	Accretion of accretable purchase discount on loans acquired.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting, a non-GAAP measure, represents net interest income excluding accretion and amortization of acquired loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $2.0 million and $4.7 million for the quarters ended June 30, 2017 and June 30, 2016, respectively.

(10)	Annualized.

Exhibit 99.1

Charter Financial Corporation
Average Balances, Interest Rates and Yields (unaudited)
dollars in thousands

	Fiscal Year to Date
	6/30/2017			6/30/2016
	Average Balance	Interest	Average Yield/Cost (10)	Average Balance	Interest	Average Yield/Cost (10)
Assets:
Interest-earning assets:
Interest-earning deposits in other financial institutions	$102,615	$560	0.73%	$41,580	$113	0.36%
Certificates of deposit held at other financial institutions	11,427	112	1.31	6,444	54	1.13
FHLB common stock and other equity securities	3,413	119	4.67	3,175	113	4.77
Taxable investment securities	192,986	3,236	2.24	175,776	2,803	2.13
Nontaxable investment securities (1)	1,588	14	1.15	800	7	1.12
Restricted securities	279	8	3.87	78	3	4.28
Loans receivable (1)(2)(3)(4)	1,011,408	35,495	4.68	792,607	27,588	4.64
Accretion and amortization of acquired loan discounts (5)		1,255	0.17		3,280	0.55
Total interest-earning assets	1,323,716	40,799	4.11	1,020,460	33,961	4.44
Total noninterest-earning assets	136,939			112,802
Total assets	$1,460,655			$1,133,262
Liabilities and Equity:
Interest-bearing liabilities:
Interest bearing checking	$252,401	$283	0.15%	$196,187	$182	0.12%
Bank rewarded checking	53,409	78	0.19	48,577	73	0.20
Savings accounts	63,302	19	0.04	54,871	16	0.04
Money market deposit accounts	251,773	567	0.30	167,194	342	0.27
Certificate of deposit accounts	381,010	2,559	0.90	271,776	1,722	0.84
Total interest-bearing deposits	1,001,895	3,506	0.47	738,605	2,335	0.42
Borrowed funds	50,004	1,078	2.87	51,577	1,568	4.05
Floating rate junior subordinated debt	6,634	373	7.51	1,833	104	7.55
Total interest-bearing liabilities	1,058,533	4,957	0.62	792,015	4,007	0.67
Noninterest-bearing deposits	178,159			127,130
Other noninterest-bearing liabilities	16,087			13,172
Total noninterest-bearing liabilities	194,246			140,302
Total liabilities	1,252,779			932,317
Total stockholders' equity	207,876			200,945
Total liabilities and stockholders' equity	$1,460,655			$1,133,262
Net interest income		$35,842			$29,954
Net interest earning assets (6)		$265,183			$228,445
Net interest rate spread (7)			3.49%			3.77%
Net interest margin (8)			3.61%			3.91%
Net interest margin, excluding the effects of purchase accounting (9)			3.48%			3.47%
Ratio of average interest-earning assets to average interest-bearing liabilities			125.05%			128.84%
__________________________________

(1)	Tax exempt or tax-advantaged securities and loans are shown at their contractual yields and are not shown at a tax equivalent yield.

(2)	Includes net loan fees deferred and accreted pursuant to applicable accounting requirements.

(3)	Interest income on loans is interest income as recorded in the income statement and does not include interest income on nonaccrual loans.

(4)	Interest income on loans excludes discount accretion.

(5)	Accretion of accretable purchase discount on loans acquired.

(6)	Net interest-earning assets represent total average interest-earning assets less total average interest-bearing liabilities.

(7)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(8)	Net interest margin represents net interest income as a percentage of average interest-earning assets.

(9)
Net interest margin, excluding the effects of purchase accounting, a non-GAAP measure, represents net interest income excluding accretion and amortization of acquired loans receivable as a percentage of average net interest earning assets excluding loan accretable discounts in the amount of $2.4 million and $3.2 million for the nine months ended June 30, 2017 and June 30, 2016, respectively.

(10)	Annualized.

Exhibit 99.1

Charter Financial Corporation
Reconciliation of Non-GAAP Measures (unaudited)
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Charter Financial management uses non-GAAP financial measures, including loans receivable income excluding accretion, net interest margin excluding the effects of purchase accounting, and tangible book value per share, in its analysis of the Company's performance. Loans receivable income excluding accretion excludes the following from loans receivable income: accretion from purchase discounts related to acquired loans. Net interest margin excluding the effects of purchase accounting excludes the following from net interest margin: net purchase discount accretion and the average balance of purchase discounts. Tangible book value per share excludes the following from book value per share: the balance of goodwill and other intangible assets.
Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

	For the Quarters Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Loans Receivable Income Excluding Accretion
Loans receivable income	$12,276,095	$11,903,416	$12,569,903	$12,680,420	$12,563,466
Net purchase discount accretion	173,014	358,031	724,109	1,090,886	1,278,040
Loans receivable income excluding accretion (Non-GAAP)	$12,103,081	$11,545,385	$11,845,794	$11,589,534	$11,285,426

Net Interest Margin Excluding the Effects of Purchase Accounting
Net Interest Margin	3.60%	3.52%	3.71%	3.82%	3.97%
Effect to adjust for net purchase discount accretion	(0.05)	(0.11)	(0.23)	(0.35)	(0.44)
Net interest margin excluding the effects of purchase accounting (Non-GAAP)	3.55%	3.41%	3.48%	3.47%	3.53%

Tangible Book Value Per Share
Book value per share	$14.03	$13.84	$13.67	$13.52	$13.29
Effect to adjust for goodwill and other intangible assets	(2.11)	(2.14)	(2.15)	(2.16)	(2.18)
Tangible book value per share (Non-GAAP)	$11.92	$11.7	$11.52	$11.36	$11.11

Exhibit 99.1

	For the Six Months Ended
	6/30/2017	6/30/2016
Loans Receivable Income Excluding Accretion
Loans receivable income	$36,749,414	$30,868,429
Net purchase discount accretion	1,255,154	3,280,201
Loans receivable income excluding accretion (Non-GAAP)	$35,494,260	$27,588,228

Net Interest Margin Excluding the Effects of Purchase Accounting
Net Interest Margin	3.61%	3.91%
Effect to adjust for net purchase discount accretion	(0.13)	(0.44)
Net interest margin excluding the effects of purchase accounting (Non-GAAP)	3.48%	3.47%

Tangible Book Value Per Share
Book value per share	$14.03	$13.29
Effect to adjust for goodwill and other intangible assets	(2.11)	(2.18)
Tangible book value per share (Non-GAAP)	$11.92	$11.11